Exhibit 99.1

Alcoa Purchases Group Annuity Contracts for Certain U.S. Pension Plans

PITTSBURGH--(BUSINESS WIRE)--November 17, 2021--Alcoa Corporation (NYSE: AA) today announced the purchase of group annuity contracts that will facilitate the transfer of approximately $1 billion of pension obligations and assets associated with defined benefit pension plans for certain United States retirees and beneficiaries.

The transfer, which will be complete later this month, will further enhance Alcoa’s strong balance sheet, reduce the risk from volatility in pension plan obligations, and continue to meet commitments to retirees and beneficiaries.

The group annuity contracts will be executed by two subsidiaries of Athene Holding, Ltd. (NYSE: ATH). Athene will assume payments for approximately 11,200 participants in the U.S. pension plans. Participants will not have any change in their benefits, and Athene will take over payment obligations in December of 2021.

Athene, through its subsidiaries, is a leading retirement services company with total assets of $224.4 billion as of September 30, 2021. With operations in the United States, Bermuda and Canada, Athene specializes in helping its customers achieve financial security and is a solutions provider to institutions. Athene’s principal insurance company subsidiaries have an “A” rating from A.M. Best and Fitch Ratings and an “A+” from Standard and Poor’s Global Ratings.

In the fourth quarter of 2021, Alcoa expects to record a non-cash settlement charge of approximately $565 million (pre- and after-tax), or $2.96 per share related to the annuity transaction.

The Company’s remaining U.S. defined benefit pension plans are expected to be greater than 95 percent funded after the transfer is complete.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back 135 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com,as well as through press releases, filings with the Securities and Exchange Commission, conference calls, and webcasts.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Contact
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact
Jim Beck
412-315-2909
Jim.Beck@alcoa.com

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